Exhibit (a)(1)(C)
NOTICE OF GUARANTEED DELIVERY

To Tender Shares of Common Stock
of
International Coal Group, Inc.
Pursuant to the Offer to Purchase
dated May 16, 2011
by
Atlas Acquisition Corp.
a wholly owned subsidiary of
Arch Coal, Inc.

THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 8:00 A.M., NEW YORK CITY TIME, JUNE 14, 2011, UNLESS THE OFFER IS EXTENDED.

This form, or a substantially equivalent form, must be used to accept the Offer (as defined below) if (i) the certificates for shares of common stock, par value $0.01 per share, of International Coal Group, Inc. and any other documents required by the Letter of Transmittal cannot be delivered to the Depositary by 8:00 a.m., New York City Time, on June 14, 2011 (or if the Offer is extended to a later date, such later date) or (ii) the procedure for book-entry transfer cannot be completed on a timely basis. Such form may be delivered by overnight courier, manually signed facsimile transmission or mail to the Depositary. See Section 3 of the Offer to Purchase.

The Depositary for the Offer is:

COMPUTERSHARE TRUST COMPANY, N.A.

By Mail: Computershare Trust Company, N.A. Attn: Corporate Actions Voluntary Offer P.O. Box 43011 Providence, RI 02940-3011	By Overnight Courier: Computershare Trust Company, N.A. Attn: Corporate Actions Voluntary Offer 250 Royall Street Suite V Canton, MA 02021

By Facsimile:
(For Eligible Institutions Only)
(617) 360-6810
Confirm Facsimile Transmission:
(781) 575-2332

DELIVERY OF THIS NOTICE OF GUARANTEED DELIVERY TO AN ADDRESS, OR TRANSMISSION OF INSTRUCTIONS VIA FACSIMILE TRANSMISSION, OTHER THAN AS SET FORTH ABOVE WILL NOT CONSTITUTE A VALID DELIVERY.

This Notice of Guaranteed Delivery is not to be used to guarantee signatures. If a signature on a Letter of Transmittal is required to be guaranteed by an “Eligible Institution” under the instructions thereto, such signature guarantee must appear in the applicable space provided in the signature box on the Letter of Transmittal. Do not send share certificates with this notice. Share certificates should be sent with your Letter of Transmittal.

Ladies and Gentlemen:

The undersigned hereby tenders to Atlas Acquisition Corp., a Delaware corporation and a wholly owned subsidiary of Arch Coal, Inc., a Delaware corporation, upon the terms and subject to the conditions set forth in the Offer to Purchase dated May 16, 2011 and the related Letter of Transmittal (which, together with any amendments or supplements thereto, collectively constitute the “Offer”), receipt of which is hereby acknowledged, the number of shares of common stock, par value $0.01 per share (the “Shares”), of International Coal Group, Inc., a Delaware corporation, specified below, pursuant to the guaranteed delivery procedure set forth in Section 3 of the Offer to Purchase.

Number of Shares and Certificate Numbers (if available)

☐ Check here if Shares will be tendered by book-entry transfer

Name of Tendering Institution

Account Number

SIGN HERE

Signature(s)

(Name(s)) ((Please Print)

(Addresses)

(zip code)

(Area Code and Telephone Number)

GUARANTEE

(Not to be used for signature guarantee)

The undersigned, a firm which is a bank, broker, dealer, credit union, savings association or other entity which is a member in good standing of a recognized Medallion Program approved by The Securities Transfer Association Inc., including the Securities Transfer Agents Medallion Program (STAMP), the Stock Exchange Medallion Program (SEMP) and the New York Stock Exchange Medallion Signature Program (MSP) or any other “Eligible Guarantor Institution” (as such term is defined in Rule 17Ad-15 under the Securities Exchange Act of 1934, as amended), guarantees (i) that the above named person(s) “own(s)” the Shares tendered hereby within the meaning of Rule 14e-4 under the Securities Exchange Act of 1934 (“Rule 14e-4”), (ii) that such tender of Shares complies with Rule 14e-4 and (iii) delivery to the Depositary of the Shares tendered hereby, together with a properly completed and duly executed Letter(s) of Transmittal (or facsimile(s) thereof) and certificates for the Shares to be tendered or an Agent’s Message (as defined in the Offer to Purchase) in the case of a book-entry delivery, and any other required documents, all within three New York Stock Exchange trading days of the date hereof.

(Name of Firm)

(Address)
(Zip Code)

(Authorized Signature)

(Name and Title)

(Area Code and Telephone Number)

Dated:                                         , 2011.

DO NOT SEND CERTIFICATES FOR SHARES WITH THIS NOTICE. CERTIFICATES FOR SHARES SHOULD BE SENT WITH YOUR LETTER OF TRANSMITTAL